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                                                                  EXHIBIT 4.6(5)


                             A. H. BELO CORPORATION

                       OFFICERS' CERTIFICATE PURSUANT TO
                          SECTION 3.1 OF THE INDENTURE

                                 JUNE 13, 1997


         The undersigned, Dunia Shive and Marian Spitzberg do hereby certify that they are the duly appointed Vice President/Finance and Vice President/Deputy General Counsel, respectively, of A. H. Belo Corporation, a Delaware corporation (the "Company"). We further certify, pursuant to resolutions of the Board of Directors and the Special Finance Committee adopted on April 8, 1997 and June 10, 1997, respectively (copies of which are attached hereto as Exhibit A-1 and A-2, respectively), that pursuant to Section 3.1 of the Indenture, dated as of June 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, three series of debt securities of the Company were established, each with the following respective terms and provisions:


I.       6-7/8% SENIOR NOTES DUE 2002.

         1. The title of such series of Securities shall be the "6-7/8% Senior Notes due 2002" (the "2002 Notes"). The price at which the 2002 Notes shall be sold to the public is 99.798%.

         2. The aggregate principal amount of the 2002 Notes that may be authenticated and delivered under the Indenture shall be $250,000,000 (except for 2002 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2002 Notes pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2002 Notes which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         3. The date on which the principal of the 2002 Notes is due and payable, unless accelerated pursuant to the Indenture, is June 1, 2002.

         4. The 2002 Notes shall bear interest at 6-7/8% per annum from June 1, 1997. Interest shall be payable semiannually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to each Person in whose name the 2002 Notes (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2002 Notes shall be the May 15 or November 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2002 Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

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         5.      The 2002 Notes shall be issuable only in denominations of
$1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the 2002 Notes shall be issued in definitive form.

         6. The place or places where (a) the principal of, premium (if any) and interest on the 2002 Notes shall be payable, (b) the 2002 Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the 2002 Notes, is at the office of the Trustee, 450 W. 33rd Street, New York, NY 10001, Attention: Global Trust Services, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         7. The 2002 Notes are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus ten (10) basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2002 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2002 Notes.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee





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obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated and Salomon Brothers Inc, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         8. The 2002 Notes are not subject to any sinking fund or analogous provisions. The 2002 Notes will not be redeemable at the option of the Holder thereof prior to Maturity.

         9. The Company will not pay additional amounts on any of the 2002 Notes to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.

         10. The 2002 Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2002 Notes will only be made in currency of the United States.

         11. The amount of payments of principal of, premium (if any) or interest on any 2002 Notes may not be determined with reference to an index, formula or other method.

         12. The payment of principal of or premium (if any) or interest on the 2002 Notes will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

         13. The Events of Default and covenants specified in the Indenture will apply to the 2002 Notes without additions or changes.

         14. One hundred percent (100%) of the principal amount of the 2002 Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

         15. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2002 Notes.





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         16.     The 2002 Notes shall be issued in the form of one or more
Global Securities (the "Global 2002 Notes"). The Depository for the Global 2002 Notes shall be The Depository Trust Company, a New York corporation ("DTC"), and the Global 2002 Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2002 Notes may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.

         17. The Trustee will initially act as the security registrar for the 2002 Notes and as the Paying Agent with respect to the 2002 Notes.

II.      7-1/8% SENIOR NOTES DUE 2007.

         1. The title of such series of Securities shall be the "7-1/8% Senior Notes due 2007" (the "2007 Notes"). The price at which the 2007 Notes shall be sold to the public is 99.220%.

         2. The aggregate principal amount of the 2007 Notes that may be authenticated and delivered under the Indenture shall be $300,000,000 (except for 2007 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2007 Notes pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2007 Notes which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         3. The date on which the principal of the 2007 Notes is due and payable, unless accelerated pursuant to the Indenture, is June 1, 2007.

         4. The 2007 Notes shall bear interest at 7-1/8% per annum from June 1, 1997. Interest shall be payable semiannually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to each Person in whose name the 2007 Notes (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2007 Notes shall be the May 15 or November 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2007 Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

         5. The 2007 Notes shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the 2007 Notes shall be issued in definitive form.

         6. The place or places where (a) the principal of, premium (if any) and interest on the 2007 Notes shall be payable, (b) the 2007 Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the 2007 Notes, is at the office of the Trustee, 450 W. 33rd Street, New York, NY 10001,





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Attention:  Global Trust Services, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         7. The 2007 Notes are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus fifteen (15) basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2007 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2007 Notes.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.





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         "Reference Treasury Dealer" means (i) Morgan Stanley & Co.
Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated and Salomon Brothers Inc, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         8. The 2007 Notes are not subject to any sinking fund or analogous provisions. The 2007 Notes will not be redeemable at the option of the Holder thereof prior to Maturity.

         9. The Company will not pay additional amounts on any of the 2007 Notes to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.

         10. The 2007 Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2007 Notes will only be made in currency of the United States.

         11. The amount of payments of principal of, premium (if any) or interest on any 2007 Notes may not be determined with reference to an index, formula or other method.

         12. The payment of principal of or premium (if any) or interest on the 2007 Notes will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

         13. The Events of Default and covenants specified in the Indenture will apply to the 2007 Notes without additions or changes.

         14. One hundred percent (100%) of the principal amount of the 2007 Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

         15. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2007 Notes.

         16. The 2007 Notes shall be issued in the form of one or more Global Securities (the "Global 2007 Notes"). The Depository for the Global 2007 Notes shall be The Depository Trust Company, a New York Corporation ("DTC"), and the Global 2007 Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2007 Notes may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.





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         17.     The Trustee will initially act as the security registrar for the 2007 Notes and as the Paying Agent with respect to the 2007 Notes.

III.     7-3/4% SENIOR DEBENTURES DUE 2027.

         1. The title of such series of Securities shall be the "7-3/4% Senior Debentures due 2027" (the "2027 Debentures"). The price at which the 2027 Debentures shall be sold to the public is 99.950%.

         2. The aggregate principal amount of the 2027 Debentures that may be authenticated and delivered under the Indenture shall be $200,000,000 (except for 2027 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2027 Debentures pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2027 Debentures which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         3. The date on which the principal of the 2027 Debentures is due and payable, unless accelerated pursuant to the Indenture, is June 1, 2027.

         4. The 2027 Debentures shall bear interest at 7-3/4% per annum from June 1, 1997. Interest shall be payable semiannually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to each Person in whose name the 2027 Debentures (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2027 Debentures shall be the May 15 or November 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2027 Debentures shall be calculated on the basis of a 360-day year of twelve 30-day months.

         5. The 2027 Debentures shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the 2027 Debentures shall be issued in definitive form.

         6. The place or places where (a) the principal of, premium (if any) and interest on the 2027 Debentures shall be payable, (b) the 2027 Debentures may be surrendered for registration of transfer or for exchange and
(c) notices may be given to the Company in respect of the 2027 Debentures, is at the office of the Trustee, 450 W. 33rd Street, New York, NY 10001,
Attention: Global Trust Services, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         7. The 2027 Debentures are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present





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
values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus twenty (20) basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2027 Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2027 Debentures.

         "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated and Salomon Brothers Inc, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         8. The 2027 Debentures are not subject to any sinking fund or analogous provisions. The 2027 Debentures will not be redeemable at the option of the Holder thereof prior to Maturity.

         9. The Company will not pay additional amounts on any of the 2027 Debentures to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.

         10. The 2027 Debentures may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2027 Debentures will only be made in currency of the United States.

         11. The amount of payments of principal of, premium (if any) or interest on any 2027 Debentures may not be determined with reference to an index, formula or other method.

         12. The payment of principal of or premium (if any) or interest on the 2027 Debentures will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

         13. The Events of Default and covenants specified in the Indenture will apply to the 2027 Debentures without additions or changes.

         14. One hundred percent (100%) of the principal amount of the 2027 Debentures will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

         15. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2027 Debentures.

         16. The 2027 Debentures shall be issued in the form of one or more Global Securities (the "Global 2027 Debentures"). The Depository for the Global 2027 Debentures shall be The Depository Trust Company, a New York corporation ("DTC"), and the Global 2027 Debentures shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2027 Debentures may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.

         17. The Trustee will initially act as the security registrar for the 2027 Debentures and as the Paying Agent with respect to the 2027 Debentures.

         In rendering this Officers' Certificate, each of the undersigned has read the Indenture, including Sections 1.2, 2.1, 3.1 and 3.3 thereof, and has made such examinations and investigations which, in their opinion, are necessary to enable them to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee's authentication and delivery of the 2002 Notes, the 2007 Notes and the 2027 Debentures have been complied with or satisfied, and in their opinion, all such covenants and conditions have been complied with and satisfied.

         Attached hereto as Exhibits B-1, B-2 and B-3 are the forms of Global 2002 Note, Global 2007 Note and Global 2027 Debenture (together, the "Global Securities"). We further approve all of the terms and conditions set forth on or referred to in the attached forms of Global Securities. In the event that individual 2002 Notes, 2007 Notes or 2027 Debentures are issued in exchange for a Global Security, the respective form of certificate evidencing individual Securities of such series shall be in substantially the form of the respective Global Security attached hereto, with such grammatical and other changes as are necessary to evidence such Securities in definitive form.

         We certify that attached hereto as Exhibits A-1 and A-2 are true and correct copies of resolutions of the Board of Directors and the Special Finance Committee adopted on April 8, 1997 and June 10, 1997, respectively.

         Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         IN WITNESS WHEREOF, the undersigned have executed this certificate effective as of the date set forth above.



                                       /s/ DUNIA SHIVE
                                       ----------------------------------------
                                       Dunia Shive



                                       /s/ MARIAN SPITZBERG
                                       ----------------------------------------
                                       Marian Spitzberg